Exhibit 99.1

NewHold Investment Corp. II (NHIC) to Liquidate

NEW YORK, NY, April 25, 2023 -- NewHold Investment Corp. II (NASDAQ: NHIC) (the “Company”), a special purpose acquisition company, today announced that it will dissolve and liquidate promptly after April 25, 2023, because the Company was unable to file a registration statement with the United States Securities and Exchange Commission (the “SEC”) within the time period required by its Amended and Restated Certificate of Incorporation (the “Charter”) in order to extend the time available for the Company to complete an initial business combination by an additional six months.

The Company has shared a Letter to Shareholders with details on its decision to liquidate that can be found at www.nhicspac.com.

As such, in accordance with the Charter, the Company will:

•	cease all operations as of April 25, 2023, except for the purpose of winding up;
•	as promptly as reasonably possible but not more than ten business days after April 25, 2023, subject to lawfully available funds therefor, redeem 100% of its outstanding shares of Class A common stock (the “public shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company to pay taxes or to fund working capital requirements (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and
•	as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Company currently expects that the per-share redemption price for the public shares will be approximately $10.28 (as finally determined, the “Redemption Amount”). As of the close of business on April 25, 2023, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount. The Company anticipates that the public shares will cease trading on The Nasdaq Global Market (“NASDAQ”) as of the close of business on April 25, 2023.

In order to provide for the disbursement of funds from the Company’s trust account, the Company has instructed the trustee of the trust account to take all necessary actions to liquidate the securities held in the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the public shares. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their public shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The redemption of the public shares is expected to be completed within ten business days after April 25, 2023.

The Company expects that NASDAQ will file a Form 25 with the SEC to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intention to redeem all of its outstanding public shares, the Company’s cash position or cash held in the Company’s trust account, the expected Redemption Amount, or the timing when the public shares will cease trading on NASDAQ. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Contacts

Samy Hammad
Chief Financial Officer
shammad@newholdllc.com